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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                         STAR TELECOMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

            STAR Telecommunications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

            DOES HEREBY CERTIFY:

            FIRST: That this corporation was originally incorporated on September 13, 1996, pursuant to the General Corporation Law.

            SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

            "RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

            The name of this corporation is STAR Telecommunications, Inc. (the "Corporation").

                                   ARTICLE II

            The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

        A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is fifty-one million three hundred sixty-seven thousand fifty (51,367,050) shares. Fifty million (50,000,000) shares shall be Common Stock, par value of $0.001 per share, and one million three hundred sixty-seven thousand fifty (1,367,050) shares shall be Series A Preferred Stock, par value of $0.001 per share.

        B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock (the "Series A Preferred Stock") are as follows:


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        1.  Distributions.

                  The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any distribution (but excluding any dividends payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate of $0.3267 per share per annum, payable only when and if declared by the Board of Directors. Such dividends shall not be cumulative and no right shall accrue to the holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared in any year, nor shall any undeclared dividends bear or accrue interest.

            After payment of any such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Series A Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series A Preferred Stock were converted to Common Stock at the then effective conversion rate.

        2.  Liquidation Preference.

              (a) In the event of any liquidation, dissolution, or winding up of this Corporation, either voluntary of involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $5.4863 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), plus any declared but unpaid dividends on such share (such amount of declared but unpaid dividends being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

              (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

              (c) A consolidation or merger of this Corporation (a "Merger") with or into any other corporations (other than a wholly owned subsidiary corporation) wherein the stockholders of the Company immediately before such merger or consolidation do not retain in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before such event, directly or indirectly (including, without limitation, through their ownership of shares of the voting stock of a corporation which, as a result of such merger or consolidation, owns this Corporation either directly or through one or more subsidiaries), at least a majority of the beneficial interest in the voting stock of this Corporation immediately after such


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merger or consolidation; or a sale, conveyance, or other disposition of all or substantially all of this Corporation's property or business, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section
2. In any of such events, if the consideration received by this Corporation is other than in cash or indebtedness, its value will be deemed to be its fair market value. In the case of publicly traded securities, fair market value shall mean the average closing market price for such securities for the thirty (30) consecutive trading days ending three (3) business days prior to such consolidation, merger, or sale is consummated. If such considerations is in a form other than publicly traded securities, its fair market value shall be determined in good faith by the Board of Directors of this Corporation.

            3.  Redemption.  The Series A Preferred Stock is not redeemable.

            4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                (a) Right to Convert. Subject to subsections 4(d), 4(e) and 4(f) hereof: each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into one share of Common Stock, such share being fully paid and nonassessable.

                (b) Automatic Conversion. Subject to subsections 4(d), 4(e) and 4(f) hereof: each share of Series A Preferred Stock shall automatically be converted into one share of Common Stock immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the public per share offering price of which would value the Company's total pre-offering capitalization (on a fully-diluted basis) at $150,000,000 or more, and where aggregate proceeds to the Company are at least $10,000,000 (a "Public Offering"), or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

                (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Merger or an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be


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conditioned upon the closing of the Merger or with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                (d) Adjustment for Combinations or Subdivisions of Common Stock. In the event this Corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the respective conversion rate for the Series A Preferred Stock shall be increased or decreased proportionately.

                (e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends), then, in each case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

                (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 shall be applicable after that event as nearly equivalent as may be practicable.

                (g) No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                (h) No Fractional Shares and Certificate as to Adjustments.

                    (i) No   fractional   shares  shall  be  issued  upon  the
conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable


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upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the conversion rate then in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

                (i) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purposes of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscriber for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                (j) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if any at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given three (3) days after deposited in the United States mail, postage prepaid, and addressed to each holder or record at his address appearing on the books of this Corporation.

        5.  Voting Rights.

                (a) The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then


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be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                (b) At each annual or other election of Directors, the holders a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director of this Corporation. Such director may be removed only with the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class. Any vacancy occurring because of the death, resignation, or removal of a director elected by the holders of Series A Preferred Stock shall be filled by the vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

           6. Protective Provisions. So long as at least 683,525 shares of Series A Preferred Stock are outstanding (subject to stock splits, combinations or recapitalizations), this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

                (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business ("Sale of Assets") or effect or consummate a Merger; provided however, that no such prior approval shall be required if the consideration received in such Sale of Assets or Merger reflects a total valuation exceeding $150,000,000; or

                (b) alter or change the rights, preferences, or privileges of the Series A Preferred Stock or increase the authorized number of shares thereof; or

                (c) create any new class or series of stock or any other securities convertible into equity securities of this Corporation senior to the Series A Preferred Stock with respect to conversion, redemption, distributions, voting rights, or liquidation; or

                (d)  voluntarily dissolve or liquidate this Corporation; or

                (e) apply any of its assets to the assumption, retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of this Corporation's stock, except from employees and directors upon termination of employment or services pursuant to repurchase rights set forth in repurchase agreements.

        7. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled, and shall not be issuable by this Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation's

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authorized capital stock.

         C. Common Stock.

            1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2. Liquidation Rights. Upon the liquidation, dissolution, or winding up of this Corporation, the assets of this Corporation shall be distributed as provided in subsection 2(b) of this Article III hereof.

            3. Redemption.  The Common Stock is not redeemable.

            4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                   ARTICLE IV

            Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the Corporation (the "Initial Public Offering"), any such adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


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                                   ARTICLE V


            The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors. Except as provided by applicable law and the Protective Provisions, the Board of Directors shall have the exclusive power and authority to fill any vacancies or an newly created directorships on the Board of Directors and the stockholders shall have no right to fill such vacancies. A director appointed by the Board of Directors to fill a vacancy shall serve for the remainder of the term of the vacated directorship he is filling.

            Following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock of the corporation (the "Initial Public Offering"), the directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

            At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

            Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to either class, the Board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.


                                   ARTICLE VI


            Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.


                                  ARTICLE VII


            Following the closing of the Corporation's Initial Public Offering, and except as


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otherwise provided in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action, and the power of stockholders to consent in writing to the taking of any action by less than unanimous consent of all such stockholders is specifically denied.

                                  ARTICLE VIII


            A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

            If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.


                                   ARTICLE IX


            In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of ARTICLE I,
ARTICLE II, and ARTICLE III of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, following the closing of the Corporation's Initial Public Offering, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Certificate of Incorporation not specified in the preceding sentence.


                                   ARTICLE X


            The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

            The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    * * *

            THIRD: That thereafter said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law by obtaining a majority vote of each of the Common Stock and Preferred Stock, in favor of said amendment and restatement.

            IN WITNESS WHEREOF, the undersigned has signed this Certificate this 20th day of February, 1997.





                                    Christopher E. Edgecomb
                                    Chief Executive Officer

                         CERTIFICATE OF AMENDMENT OF THE
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                          STAR TELECOMMUNICATIONS, INC.

            STAR Telecommunications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

            DOES HEREBY CERTIFY:

            FIRST:  The name of the  Corporation  is STAR  Telecommunications,
Inc.

            SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is September 13, 1996, under the name of STAR Telecommunications, Inc.

            THIRD: That by written consent of the Board of Directors of the Corporation, resolutions setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted, declaring said amendments to be advisable and in the best interests of the Corporation, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the Corporation therefor, which resolutions setting forth the proposed amendments are as follows:

            RESOLVED, that Article III, Paragraph A of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in full as follows:

                                  "ARTICLE III

            A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is thirty-one million three hundred sixty-seven thousand fifty (31,367,050) shares. Thirty million (30,000,000) shares shall be Common Stock, par value of $0.001 per share, and one million three hundred sixty-seven thousand fifty (1,367,050) shares shall be Series A Preferred Stock, par value of $0.001 per share. Upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, each issued and outstanding share of Common Stock shall be automatically combined and reconstituted as two-thirds (2/3) of a share of Common Stock. No fractional shares shall be issued. In lieu thereof, the holder of any fractional shares resulting from the stock split (after aggregating all fractional shares to which any one stockholder shall be entitled) shall be entitled to an amount of cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Corporation's Board of Directors) on the date of conversion."

            RESOLVED FURTHER, that Article III, Paragraph B(4)(h)(i) of the Corporation's Amended and Restated Certificate of Incorporation of the Corporation be amended to read in full as follows:

                  "(h)  No  Fractional  Shares  and  Certificate  as to
            Adjustments.

                        (i) No fractional shares shall be issued upon the
            conversion of any share or shares of the Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of shares of Series A Preferred Stock by a stockholder thereof shall be aggregated with all other fractional shares to which such stockholder is entitled for purposes of determining whether the conversion would result in the issuance of any fractional shares. If after the aforementioned aggregation, the conversion would result in the issuance of any fractional shares, this Corporation shall, in lieu of issuing any fractional shares, pay cash for such fractional share equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Corporation's Board of Directors) on the date of conversion."

            FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by the written consent of the Corporation's Board of Directors.

            FIFTH: The foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

            IN WITNESS WHEREOF, STAR Telecommunications, Inc., has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and attested to by its Secretary this ________ day of May, 1997.

                                    STAR TELECOMMUNICATIONS, INC.


                                    Christopher E. Edgecomb
                                    Chief Executive Officer


                                    Mary A. Casey
                                    Secretary